UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

TrimTabs ETF Trust
(Exact name of registrant as specified in its Trust Instrument)

Delaware	See Below
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

1345 Avenue of the Americas, 2nd Floor, New York, New York	10105
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered	I.R.S. Employer Identification No.
Donoghue Forlines Yield Enhanced Real Asset ETF, shares of beneficial interest,no par value	Cboe BZX Exchange, Inc.	87-3439225

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. [ ]

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. [ ]

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-198603

Securities to be registered pursuant to Section 12 (g) of the Act:

None
(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.    Descriptions of Registrant’s Securities to be Registered.

        A description of the shares of beneficial interest, no par value, of the Donoghue Forlines Yield Enhanced Real Asset ETF, a series of the Registrant, to be registered hereunder is set forth in Post-Effective Amendment No. 48 to the Registrant’s Registration Statement on Form N-1A (Commission File Nos. 333-198603; 811-22995), as filed on November 24, 2021, which description is incorporated herein by reference.

Item 2.    Exhibits.

1.    Registrant’s Amended and Restated Certificate of Trust is incorporated herein by reference to Exhibit (a)(i) to the Registrant’s Registration Statement on Form N-1A (Commission File Nos. 333-198603; 811-22995), as filed on September 5, 2014.

2.    Registrant’s Trust Instrument is incorporated herein by reference to Exhibit (a)(ii) to the Registrant’s Registration Statement on Form N-1A (Commission File Nos. 333-198603; 811-22995), as filed on September 5, 2014.

3.    Registrant’s By-Laws are incorporated herein by reference to Exhibit (b) to the Registrant’s Registration Statement on Form N-1A (Commission File Nos. 333-198603; 811-22995), as filed on September 5, 2014.

SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

TrimTabs ETF Trust
Date: November 24, 2021
By: /s/ Robert J. Shea, Jr. Name: Robert J. Shea, Jr. Title: President and Principal Executive Officer